LAW OFFICES
                                  THOMAS S. GALLAGHER
                                  66 LARCHMONT AVENUE
                                  LARCHMONT, NEW YORK 10538
                                  Tel. (203) 222-5907
                                  Fax. (203) 222-7976

                                  February 22, 1995

CBC Bancorp, Inc.
128 Amity Road
Woodbridge, Connecticut 06525

         Re: Registration Statement on Form S-2 with respect to Common Stock, Series I Cumulative Convertible Preferred Stock (without par value), Series II Cumulative Preferred Stock (without par value), Series III Cumulative Convertible Preferred Stock, Mandatory Convertible Subordinated Capital Notes, Subordinated Capital Notes, Short-Term Senior Notes and Common Stock Warrant

Gentlemen:

      I am acting as counsel to CBC Bancorp, Inc. (the "Company") in connection with the issuance and sale of shares of Common
Stock, par value $0.01 per share ("Common Stock"), Series I
Cumulative Convertible Preferred Stock ("Series I Preferred
Stock"), Series II Cumulative Preferred Stock ("Series II
Preferred Stock"), Series III Cumulative Convertible Preferred Stock ("Series III Preferred Stock"), Mandatory Convertible Subordinated Capital Notes ("Convertible Debt Securities"), Subordinated Capital Notes ("Term Debt Securities"), Short-Term Senior Notes ("Short-Term Notes") and Common Stock Warrant ("Warrant")(the Common Stock, Series I Preferred Stock, Series II Preferred Stock, the Series III Preferred Stock, the Convertible Debt Securities, the Term Debt Securities, the Short-Term Notes and the Warrant are referred to herein as the "Securities"), pursuant to Amendment No. 2 to the Registration Statement on Form S-2, all filed as of this date by the Company with the Securities and Exchange Commission ("Commission") to effect registration under the Securities Act of 1933, as amended, of the Securities (the "Registration Statement"). (The equity Securities are referred to collectively as the "Equity Securities" and the debt Securities are referred to collectively as the "Debt Securities"). The Company proposes to issue and sell up to 3 million shares of Common Stock and up to $3,354,000 of Short-Term Notes and the remaining equity and debt securities are being registered for the account of certain holders of those Securities. I am familiar with the proceedings heretofore taken or proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities.

      I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies.

      Based on the foregoing, I am of the opinion that:

      1. The previously-issued Equity Securities (i.e., the 1,813,508 shares of Common Stock, the 13,000 shares of Series I Preferred Stock, the 50,000 shares of Series II Stock, the 383 shares of Series III Preferred Stock and the Warrant)(filed as exhibits to the Registration Statement) are validly-issued, fully paid and nonassessable.

      2. The previously-issued Debt Securities (i.e., the $1,090,000 of Convertible Debt Securities, the
          $220,000 of Term Debt Securities and the $148,000 of Short-Term Notes) have been duly authorized, executed and issued, and constitute valid and binding obligations of the Company enforceable in accordance with the respective terms of the instruments (filed as exhibits to the Registration Statement).

      3. The up to 3 million shares of newly-issued Common Stock to be issued and sold by the Company (the "New Common Stock") are duly authorized and, upon issuance and sale thereof against payment therefor in the manner provided in the Registration Statement, will be validly issued, fully paid and nonassessable.

       4. The shares of Common Stock issuable upon conversion of the Series I Preferred Stock, the shares of Common
           Stock issuable upon exercise of the Options and the shares of Common Stock issuable upon exercise of the Warrant are duly authorized and, upon issuance thereof in the manner provided in the Registration Statement and the respective constituent instruments (filed as exhibits to the Registration Statement), will be validly issued, fully paid and nonassessable.

       5. The up to $3,354,000 of Short-Term Notes to be issued and sold by the Company are duly authorized and, when duly executed, delivered and paid for in the manner provided in the Registration Statement and the constituent instrument (filed as an exhibit to the Registration Statement), will constitute valid and binding obligations of the Company enforceable in accordance with its terms.

      I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

      This opinion is being rendered pursuant to Item 16 of Form
S-2 and Item 601 of Regulation S-K, may be relied upon only by you and the Commission and may not be used, quoted or referred to or filed with any other person without my prior written permission.

                                   Very truly yours,

                                    /S/ THOMAS S. GALLAGHER

                                    Thomas S. Gallagher